PACIFIC RODERA VENTURES INC.

LETTERHEAD

September 1, 1999

VIA FACSIMILE

International Frontier Resources Corp.

Suite #312, 1117 First Street SW

Calgary, Alberta

T2R 0T9

Attention: Mr. Wm. Patrick Boswell

Dear Pat,

RE: MIDALE AREA - SASKATCHEWAN AGREEMENT DATED FEBRUARY 5, 1998

Further to our telephone conversation today this letter is to confirm our understanding regarding the above captioned matter. Pacific Royal Ventures Ltd. ("Pacific") and Rodera Diamond Corp. ("Rodera") each elected to participate in your offer dated February 5, 1998 on the Midale Area - Saskatchewan prospect, of which copies are attached hereto. This is to confirm that the offer to participate for Pacific and Rodera should have read as follows:

1) LEASE ACQUISITION

Pacific agrees to participate for a 33.33% share of the offer to Richfield Oils Inc., a copy of which is attache4d hereto, to earn a 25% interest in the Freehold Leases.

AND

Rodera agrees to participate for a 33.33% share of the offer to Richfield Oils Inc., a copy of which is attached hereto, to earn a 25% interest in the Freehold Leases.

All other clauses in the February 5, 1998 offer to participate remain as is. Please confirm your understanding of the above by signing where indicated below.

Yours truly,

PACIFIC RODERA VENTURES INC.

Per: /s/ "Harry Chew"

Harry Chew

CFO

ACCEPTED & AGREED TO THIS 1ST day of SEPTEMBER, 1999

INTERNATIONAL FRONTIER RESOURCES CORP.

/s/ "Wm. Patrick Boswell"

Wm. Patrick Boswell, President & CEO